Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Permian Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	81,440,781(2)	$13.69	$1,114,924,292	0.0001476	$164,563

	Total Offering Amounts					$1,114,924,292		$164,563

	Total Fee Offsets							$ 0.00

	Net Fee Due							$164,563

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement on Form S-3 (this “Registration Statement”) also registers an indeterminate number of shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Permian Resources Corporation (the “Registrant”) which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.

(2)	Represents the shares of Class A common stock of the Registrant that will be offered for resale by certain of the selling stockholders pursuant to the prospectus to which this exhibit is attached.
(3)

Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales price per share of the registrant’s Class A common stock, as reported on The New York Stock Exchange on November 7, 2023.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number(1)	Initial Effective Date

Equity	Class A Common Stock, par value $0.0001 per share	194,395,702(2)	$1,465,743,593(2)	S-3	333-267338	September 9, 2022

Equity	Class A Common Stock, par value $0.0001 per share	2,960,931(2)	$47,197,241(2)	S-3	333-219739	October 12, 2017

Equity	Class A Common Stock, par value $0.0001 per share	29,573,590(2)	$543,858,321(2)	S-3	333-215621	April 25, 2017

Equity	Class A Common Stock, par value $0.0001 per share	25,693,079(2)	370,879,596(2)	S-1	333-214355	November 21, 2016

(1)

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to (i) the registration statement on Form S-3 (File No. 333-267338), which became effective automatically upon filing on September 9, 2022 (the “2022 Registration Statement”), (ii) the registration statement on Form S-3 (as amended) (File No. 333-219739), which was initially declared effective on October 12, 2017 (the “2017 Registration Statement”), (iii) the registration statement on Form S-3 (as amended) (File No. 333-215621), which was initially declared effective on April 25, 2017, and (iv) the registration statement on Form S-1 (as amended) (File No. 333-214355), which was initially declared effective on November 21, 2016 and subsequently post-effectively amended and declared effective on April 17, 2017 (the “2016 Registration Statement” and together with the 2022 Registration Statement and the 2017 Registration Statement, the “Prior Registration Statements”).

(2)

The 2022 Registration Statement related to an aggregate of 243,518,132 shares of Class A common stock, of which 194,395,702 shares remain unsold under the 2022 Registration Statement. The 2017 Registration Statement related to, among other things, an aggregate of 36,000,000 shares of Class A common stock, of which 2,960,931 shares remain unsold under the 2017 Registration Statement. The 2016 Registration Statement related to, among other things, an aggregate of 121,005,000 shares of Class A common stock, of which 55,266,669 shares remain unsold under the 2016 Registration Statement. This Registration Statement combines the aggregate remaining 252,623,302 shares of Class A common stock from the Prior Registration Statements with an additional 81,440,781 shares of Class A common stock to enable an aggregate of 334,064,083 shares of Class A common stock to be offered pursuant to the combined prospectus. Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement and shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.